Exhibit 99.1

News From

Petroleum Development Corporation

FOR IMMEDIATE RELEASE: February 8, 2008

CONTACT: Celesta Miracle—(304) 842-3597 http://www.petd.com

Petroleum Development Corporation Closes Private Offering of 12% Senior Notes due 2018

BRIDGEPORT, WEST VIRGINIA: Petroleum Development Corporation (NASDAQ/GSM: PETD), or PDC, announced today that it has closed its previously announced private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, of $203 million of its 12% Senior Notes due 2018. PDC plans to use the net proceeds of this offering to repay borrowings under its revolving bank credit facility and for general corporate purposes.

The notes have been offered to qualified institutional buyers in accordance with Rule 144A of the Securities Act of 1933, and outside the United States to persons other than U.S. persons, in reliance on Regulation S. The notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included herein are forward-looking statements. Although PDC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in federal or state tax policy, changes in local or national economic conditions and other risks detailed from time to time in PDC’s reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.

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